                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.      )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                        THE WASHINGTON POST COMPANY
----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)
----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

T H E  W A S H I N G T O N  P O S T  C O M P A N Y
1150 15TH STREET, N.W., WASHINGTON D.C. 20071

                                                                  March 28, 2002

    You are cordially invited to the Company's 2002 Annual Meeting of Stockholders, which will be held in the Ninth Floor Meeting Room, The Washington Post Building, 1150 15th Street, N.W., Washington, D.C., on Thursday, May 9, 2002, at 8:00 o'clock in the morning.

    At the meeting there will be a report on the Company's activities, and Directors will be elected for the ensuing year.

    It is important that your shares be represented at the meeting. Please sign the accompanying Proxy and return it promptly in the envelope provided. If you plan to attend, kindly so indicate in the space provided on the Proxy. You may also vote your shares by telephone or on the internet. If you choose to vote your shares by telephone or on the internet, please follow the instructions on the enclosed Proxy.

                                             Sincerely yours,

                                             /s/ Donald E. Graham

                                             DONALD E. GRAHAM
                                             CHAIRMAN

T H E  W A S H I N G T O N  P O S T  C O M P A N Y

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS/MAY 9, 2002

    The Annual Meeting of Stockholders of The Washington Post Company will be held in the Ninth Floor Meeting Room, The Washington Post Building, 1150 15th Street, N.W., Washington, D.C., 20071 on Thursday, May 9, 2002, at 8:00 a.m., Eastern Daylight Saving Time, for the following purposes:

        1. To elect Directors for the ensuing year, as more fully described in the accompanying Proxy Statement.

        2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on March 11, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

    It is important that your shares be represented and voted at the meeting, and you should therefore sign and return your Proxy at your earliest convenience. You may also vote your shares by telephone or on the internet. If you choose to vote your shares by telephone or on the internet, please follow the instructions on the enclosed Proxy. You may revoke your Proxy at any time before it has been voted at the Annual Meeting. You may vote in person at the Annual Meeting even if you returned a Proxy, provided that you first revoke your Proxy.

                                             By Order of the Board of Directors,
                                                 DIANA M. DANIELS, SECRETARY

Washington, D.C., March 28, 2002

T H E  W A S H I N G T O N  P O S T  C O M P A N Y
1150 15TH STREET, N.W., WASHINGTON D.C. 20071

                                PROXY STATEMENT

                                                                  March 28, 2002

    The accompanying Proxy is solicited by the Board of Directors of The Washington Post Company (hereinafter called the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, May 9, 2002, and at any adjournment or adjournments thereof. A Proxy may be revoked at any time before it is voted at the meeting. Solicitation of proxies will be made by the Company's management through the mail, in person or by facsimile or telephone, without additional compensation being paid to such members of the Company's management, and the cost of such solicitation will be borne by the Company. In addition, the Company will request brokers and other custodians, nominees and fiduciaries to forward proxy cards and proxy soliciting material to the beneficial owners of shares held of record by such persons, and the Company will reimburse them for their expenses in so doing.

    This Proxy Statement and the accompanying Proxy, together with a copy of the Annual Report of the Company for the fiscal year ended December 30, 2001, are being mailed to the stockholders on March 28, 2002. The Company has also filed with the Securities and Exchange Commission a report on Form 10-K for such fiscal year, a copy of which will be furnished without charge (except for exhibits) to any stockholder upon his or her written request addressed to the Treasurer of the Company at the address shown above. No material contained in either of such reports is to be considered a part of the proxy soliciting material.

    As of the close of business on March 11, 2002, the record date for the Annual Meeting, the Company had outstanding and entitled to vote 1,722,250 shares of Class A Common Stock (hereinafter called "Class A Stock") and 7,778,238 shares of Class B Common Stock (hereinafter called "Class B Stock"), each of which is entitled to one vote upon all matters on which such class of stock is entitled to vote. Only stockholders of record at the close of business on March 11, 2002, are entitled to vote at the Annual Meeting or at any adjournment thereof.

    As of the date of this Proxy Statement the only matter that the Board of Directors expects to present to the Annual Meeting is the election of Directors for the ensuing year. Information with respect to the principal holders of the Class A Stock and the Class B Stock is given below.

                             ELECTION OF DIRECTORS

    A Board of nine Directors is to be elected, six by the holders of Class A Stock voting separately as a class and three by the holders of Class B Stock voting separately as a class. All Directors will hold office until the next Annual Meeting of Stockholders and until their respective successors shall have been elected and shall have qualified or as otherwise provided in the By-laws of the Company.

    Each Class A Stock Proxy and each Class B Stock Proxy executed and returned by a stockholder will be voted for the election of the respective Directors hereinafter shown as nominees for each respective class of stock, unless otherwise indicated on such Proxy. In the event that any nominee withdraws or for any reason is not able to serve as a Director, the persons named in the accompanying Proxy will either vote for such other person as the Board of Directors may nominate or will not vote for anyone to replace such nominee. The Board of Directors knows of no reason which would cause any nominee to be unable to act or to refuse to accept nomination or election. Directors will be elected by a plurality of the votes cast. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote.

NOMINEES FOR ELECTION BY CLASS A STOCKHOLDERS

    WARREN E. BUFFETT

       Mr. Buffett, age 71, has for more than fifteen years been Chairman of the Board and Chief Executive Officer of Berkshire Hathaway Inc. (insurance underwriting, newspaper publishing and various manufacturing and marketing activities). He was elected a Director of the Company in May 1996 and serves as Chairman of the Finance Committee and is a member of the Executive Committee of the Board. Mr. Buffett also served as a Director of the Company between 1974 and 1986. He is a director of Berkshire Hathaway Inc., The Coca-Cola Company and The Gillette Company. Mr. Buffett is also a Life Trustee of Grinnell College and The Urban Institute.

    BARRY DILLER

       Mr. Diller, age 60, has for more than the last four years been Chairman of the Board and Chief Executive Officer of USANetworks, Inc. (an information, entertainment and direct selling company). He was elected a Director of the Company in September 2000. Before assuming his present position, Mr. Diller had served as Chairman and Chief Executive Officer of HSN, Inc. (1996-1998), Silver King Communications (1995), QVC, Inc. (1992-1994), and Fox, Inc. (1984-1992), and as Chairman of the Board of Home Shopping Network, Inc. (1995). Prior to joining Fox, Inc., he served for ten years as Chairman of the Board of Directors of Paramount Pictures Corporation. Before joining Paramount,

       Mr. Diller served as Vice President of Prime Time Television for ABC Entertainment. Mr. Diller is a director of Ticketmaster, Inc. and he serves on the boards of the New York Public Library, Conservation International, the Museum of Television and Radio, and Channel 13/WNET. He also is a member of the Board of Trustees of New York University and serves on the boards of a number of other educational and not-for-profit organizations.

    GEORGE J. GILLESPIE, III

       Mr. Gillespie, age 71, has since 1963 been a partner in Cravath, Swaine & Moore, which is one of several law firms retained by the Company in 2000 and 2001 and which it proposes to retain in 2002. He has been a Director of the Company since 1974 and is a member of the Finance Committee of the Board. Mr. Gillespie is also a director of White Mountain Holdings, Inc, a director and Chairman of the Executive Committee of the Madison Square Boys & Girls Club, a director and President of the John M. Olin Foundation, Inc., and a director and President of the Pinkerton Foundation. Mr. Gillespie also serves on the boards of a number of other foundations, educational institutions, and charitable organizations.

    DONALD E. GRAHAM

       Mr. Graham, age 56, has been Chairman of the Board of the Company since September 1993 and Chief Executive Officer of the Company since
       May 1991. Mr. Graham served as President of the Company between May 1991 and September 1993. He also was Publisher of The Washington Post for
       21 years, a position he held between 1979 and 2000. Mr. Graham has been a Director of the Company since 1974 and is a member of the Finance and Executive Committees of the Board. By virtue of his ownership of 17.2% of the outstanding Class A Stock of the Company, his right to control the vote, as a trustee of a certain family trust, of an additional 32.9% of such stock, Mr. Graham effectively votes a total of 50.1% of the Class A shares. Mr. Graham is a trustee of the Federal City Council and the Philip L. Graham Fund, and he serves as Chairman and a director of DC College Access Program and as a director of The Summit Fund of Washington.

    RICHARD D. SIMMONS

       Mr. Simmons, age 67, has been retired since June 1991; prior to his retirement he had been President and Chief Operating Officer of the Company for nearly ten years. Since September 1981, he has been a Director of the Company and is a member of the Finance Committee and, starting in May 2001, a member of the Audit Committee. Until May 1996, Mr. Simmons was also a member of the Compensation Committee of the Board of Directors. Through March 1996, Mr. Simmons served as President of International Herald

       Tribune, S.A., a French publishing company owned jointly by the Company and The New York Times Company, a position he had held since 1989.
       Mr. Simmons is a director of Union Pacific Corporation, and a Council Member of the White Burkett Miller Center of Public Affairs at the University of Virginia.

    GEORGE W. WILSON

       Mr. Wilson, age 64, has for more than twenty years been President and Chief Executive Officer of Newspapers of New England, Inc., Newspapers of New Hampshire, Inc., Newspapers of Massachusetts, Inc. and President of the Concord Monitor, which is published in Concord, N.H. He was elected a Director of the Company in September 1985 and serves as Chairman of the Compensation Committee of the Board of Directors. Mr. Wilson is also Chairman of the Board of Trustees of The Newspaper Foundation (New Hampshire).

NOMINEES FOR ELECTION BY CLASS B STOCKHOLDERS

    Mr. Donald R. Keough will not be standing for re-election this year, having reached the mandatory retirement age for Directors who do not also hold Class A Stock.

    DANIEL B. BURKE

       Mr. Burke, age 73, has been retired since February 1994; prior to his retirement he had been President and Chief Executive Officer of Capital Cities/ABC, Inc., a leading media company. He has been a member of the Board of Directors of the Company since May 1996 and serves as Chairman of the Audit Committee and is a member of the Compensation Committee of the Board. Mr. Burke is also a trustee of New York Presbyterian Hospital.

    JOHN L. DOTSON JR.

       Mr. Dotson, age 65, has been retired since June 2001; prior to his retirement he had been President and Publisher of the Akron Beacon Journal. He became a Director of the Company in July 2001 and is a member of the Compensation Committee. Mr. Dotson is a member of the Board of Directors of the Maynard Institute for Journalism Education and a member of the Board of Visitors of the John S. Knight Fellowships, the University of North Carolina School of Journalism and Mass Communications and the University of Colorado School of Journalism and Mass Communications.

    RALPH E. GOMORY

       Mr. Gomory, age 72, has since 1989 been President of the Alfred P. Sloan Foundation, a charitable foundation. Before assuming his present position he had served for thirty years with IBM Corporation, where he was Senior Vice President for Science and Technology from 1986 to 1989 after having been Senior Vice President and Director of Research since 1970. He became a Director of the Company in July 1989 and is a member of the Audit Committee of the Board. In addition he is a director of Lexmark International, Inc., and the Excelsior Fund. Mr. Gomory is also a member of the National Academy of Sciences and the National Academy of Engineering.

    The standing committees of the Board include an Audit Committee, a Compensation Committee, an Executive Committee and a Finance Committee. The Board does not have a Nominating Committee.

    The Audit Committee recommends the independent accountants appointed by the Board to audit the consolidated financial statements of the Company, which includes an inspection of the books and accounts of the Company, and reviews with such accountants the scope of their audit and their report thereon, including any questions and recommendations that may arise relating to such audit and report or the Company's internal accounting and auditing procedures. During 2001, Messrs. Daniel Burke, Ralph Gomory, William J. Ruane (until
May 2001) and Richard D. Simmons (commencing in May 2001) served as members of the Audit Committee, with Mr. Burke chairing the Audit Committee.
Messrs. Burke, Gomory and Simmons are "independent" as defined by the New York Stock Exchange rules. In June 1999 and again in May 2000, the Board of Directors of the Company determined, in its business judgment, that Mr. Ruane's position as chairman of the board and a principal owner of Ruane, Cunniff & Co., one of two firms that manages the investment of the Company's retirement funds would not interfere with his exercise of independent judgment. The Audit Committee met three times in 2001.

    The Compensation Committee considers and approves the Company's incentive compensation and bonus programs, and specifically approves all salaries of $200,000 or more per year, all incentive compensation awards and all other bonuses (other than sales bonuses) of $20,000 or more, and also awards stock options. During 2001 the Compensation Committee held five meetings.

    The Executive Committee has and may exercise all of the powers of the Board delegable by law in the management of the business and affairs of the Company. During 2001 the Executive Committee met four times.

    The Finance Committee considers and makes recommendations to the Board relating to dividend policy, major acquisitions and dispositions of businesses, incurrence of indebtedness, selection of managers of defined benefit plan assets, stock repurchase programs and certain other financial matters. The Finance Committee met once in 2001.

    During 2001 the Board held five meetings. Each of the persons nominated by the Board for election as a Director and who served as a Director in 2001 attended at least 75% of the aggregate of the total number of meetings held during 2001 of the Board and of the committees on which he served, with the exception of Mr. Dotson who was only appointed to the Board on July 5, 2001.

COMPENSATION OF DIRECTORS

    The only Directors of the Company who are compensated for serving in that capacity are those who are not employees of the Company or its subsidiaries. Each such person received an annual fee of $50,000 for service as a Director in 2001 and an additional $5,000 for service as chairman of a committee of the Board. The Company reimburses all such Directors for their expenses incurred in attending Board and committee meetings.

    The Company has in place a voluntary fee deferral plan for Directors of the Company. The plan provides an opportunity for participants to elect to defer the receipt of all or a portion of the fees received for service as a Director. Elections to defer must be filed in advance of earning such fees. Deferred amounts will earn investment credits in accordance with participant elections from a choice of investment indexes. Deferred amounts will be payable at retirement or such other future date as specified by the participant at the time of election.

STOCKHOLDER PROPOSALS

    The Securities and Exchange Commission requires the Company to submit to a vote at its annual meetings, and to include in its proxy materials for such meetings, stockholder proposals meeting the requirements of the Commission's proxy rules if such proposals are submitted in a timely fashion by stockholders entitled to vote thereon. Eligible proposals intended to be submitted to the Company's annual meeting to be held in 2003 must be received by the Secretary of the Company at its offices in Washington, D.C., no later than December 1, 2002.

    Holders of Class B Stock are entitled to vote only for the election of 30% of the members of the Board of Directors (and, if required by the rules of the New York Stock Exchange, on management proposals to reserve shares for stock options or to acquire the stock or assets of other companies under certain circumstances). In accordance with the rules of the Securities and Exchange Commission, proposals submitted on other matters by holders of Class B Stock have not been and will not be included in the Company's proxy materials for annual meetings.

STOCK HOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The information in the following two tables relates to each person who, on February 1, 2002, was a "beneficial owner" (as defined under the proxy rules of the Securities and Exchange Commission) of more than 5% of the Company's
Class A or Class B Stock. Under the proxy rules a person is deemed to be the "beneficial owner" of stock if such person has (or shares) either investment power or voting power over such stock, or has (or shares) the right to acquire such stock within 60 days by any of a number of means, including the conversion of another security which is convertible into such stock. A substantial number of shares of the Company's Class A and Class B Stock is held in trusts or subject to other agreements which provide for the sharing of investment power, voting power or both among several persons, each of whom is deemed by the Securities and Exchange Commission to be a "beneficial owner" of the shares so held. Furthermore, in many cases such persons do not include the beneficiary of the trust who, although not deemed to be a "beneficial owner" in the absence of voting or investment power over the shares, is nevertheless shown below as a beneficial owner because of the beneficiary's economic interest in the shares. In addition, since all the shares of Class A Stock are convertible at the option of the holder into Class B Stock on a share-for-share basis, each "beneficial owner" of shares of Class A Stock is deemed by the Securities and Exchange Commission to be a "beneficial owner" of the same number of shares of Class B Stock; in indicating below a person's "beneficial ownership" of shares of Class B Stock it has been assumed that such person has converted into Class B Stock all shares of Class A Stock of which such person is a "beneficial owner". For these reasons there is very substantial duplication in the numbers of shares and percentages shown in the following table.

                           PRINCIPAL HOLDERS OF STOCK

                                                                  SHARES(%)
NAME AND ADDRESS OF                                 --------------------------------------
BENEFICIAL OWNER                                      CLASS A STOCK       CLASS B STOCK*
-------------------                                 ------------------  ------------------
Donald E. Graham(a)(i)............................  1,499,518  (87.1%)  3,575,219  (37.7%)
  1150 15th Street, N.W.
  Washington, D.C.
William W. Graham(b)(i)...........................    347,644  (20.2%)         **
  11661 San Vincente Blvd., Suite 401
  Los Angeles, California
Stephen M. Graham(c)(i)...........................    391,720  (22.7%)         **
  18 E. 78th Street
  New York, N.Y.
Elizabeth G. Weymouth(d)(i).......................    579,873  (33.7%)    584,873   (6.2%)
  21 East 79 Street
  New York, N.Y.
George J. Gillespie, III(e)(i)....................    612,990  (35.6%)  1,010,969  (10.7%)
  825 Eighth Avenue
  New York, N.Y
Daniel L. Mosley(f)(i)............................    608,824  (35.4%)    608,824   (6.4%)
  825 Eighth Avenue
  New York, N.Y
Berkshire Hathaway Inc.(g)........................         --           1,727,765  (18.2%)
  1440 Kiewit Plaza
  Omaha, Nebraska
Morgan Guaranty Trust Company of New York(h)......         --             796,426   (8.4%)
  9 West 57th Street
  New York, N.Y.
Franklin Mutual Advisers, LLC (j).................         --             579,594   (6.1%)
  51 John F. Kennedy Parkway
  Short Hills, NJ

------------------------------

* The calculations set forth in this table relating to percentage ownership of Class B Stock include 1,722,250 shares of Class B Stock issuable upon conversion of shares of Class A Stock beneficially owned.

**  Less than five percent.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

(a) According to information as of February 1, 2002, and available to the Company, Mr. Donald Graham has voting and investment power with respect to shares of Class A Stock as follows: sole voting power, 295,704 (17.2%) shares, sole investment power, 295,704 (17.2%) shares, shared voting power, 1,196,614 (69.5%) shares, and shared investment power, 1,196,614 (69.5%)
    shares. The holdings of Class A Stock recorded for Mr. Graham include 7,200 shares held by Mr. Graham's wife, in which he disclaims beneficial ownership. Mr. Graham also has voting and investment power with respect to shares of Class B Stock as follows: sole voting power, 1,917,902 (20.2%) shares, sole investment power 190,137 (2.0%) shares, shared voting power 122,799 (1.3%) shares, and shared investment power, 122,799 (1.3%) shares. The holdings of Class B Stock recorded for Mr. Graham includes 35,000 shares held by Mr. Graham's wife, in which he disclaims beneficial ownership, and 1,499,518 (15.8%) shares issuable upon conversion of shares of Class A Stock deemed to beneficially owned by him. The holdings of Class B Stock recorded for Mr. Graham also include shares of Class B Stock owned by subsidiaries of Berkshire Hathaway, Inc., which have the sole investment power of the shares; sole voting power is held by Mr. Donald Graham under an agreement dated as of February 25, 1977, and amended and extended on September 13, 1985, and on May 15, 1996, which has a termination date (which may be extended) of February 24, 2007.

(b) According to information as of February 1, 2002, and available to the Company, Mr. William Graham has voting and investment power with respect to shares of Class A Stock as follows: sole voting power, 17,514 (1.0%) shares, sole investment power, 17,514 (1.0%), shared voting power, 138,130 (8.0%) shares, and shared investment power, 138,130 (8.0%) shares. In addition, Mr. William Graham, as the beneficiary of trusts even though he has no voting or investment power with respect thereto, is deemed to be the beneficial owner of 192,000 (11.2%) shares of Class A Stock. The holdings of Class B Stock recorded for Mr. Graham, including shares issuable upon conversion of shares of Class A Stock deemed to be beneficially owned by Mr. Graham, are less than five percent.

(c) According to information as of February 1, 2002, and available to the Company, Mr. Stephen Graham has voting and investment power with respect to shares of Class A Stock as follows: sole voting power, 103,184 (6.0%) shares, sole investment power, 103,184 (6.0%) shares, shared voting power, 96,536 (5.6%) shares and shared investment power, 96,536 (5.6%) shares. In addition, Mr. Stephen Graham, as the beneficiary of trusts even though he has no voting or investment power with respect thereto, is deemed to be the beneficial owner of 192,000 (11.2%) shares of Class A Stock. The holdings of Class B Stock recorded for Mr. Graham, including shares issuable upon conversion of shares of Class A Stock deemed to be beneficially owned by Mr. Graham, are less than five percent.

(d) According to information as of February 1, 2002, and available to the Company, Mrs. Weymouth has voting and investment power with respect to shares of Class A Stock as follows: sole voting power, 76,834 (4.5%) shares, sole investment power, 76,834 (4.5%) shares, shared voting power, 420,039 (24.4%) shares, and shared investment power, 420,039 (24.4%) shares. In addition Mrs. Weymouth, as the beneficiary of a trust even though she has no voting or investment power with respect thereto, is deemed the beneficial owner of 83,000 (4.8%) shares of Class A Stock. Mrs. Weymouth also has voting and investment power with respect to shares of Class B Stock as follows: sole voting power, 5,000 (LESS THAN1%) shares, and sole investment power, 5,000 (LESS THAN1%). Mrs. Weymouth is also deemed the beneficial owner of 579,873 (6.1%) of Class B Stock issuable upon conversion of shares of Class A Stock deemed to beneficially owned by her.

(e) According to information as of February 1, 2002, and available to the Company, Mr. Gillespie, as trustee of various trusts, has voting and investment power with respect to shares of Class A Stock as follows: shared voting power, 612,990 (35.6%) shares, and shared investment power, 612,990 (35.6%) shares. In addition, Mr. Gillespie has voting and investment power with respect to shares of Class B Stock as follows: sole voting power, 357,309 (3.8%) shares, sole investment power, 4,000

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

    (LESS THAN1%) shares, shared voting power, 40,670(LESS THAN1%) shares, and shared investment power, 393,979 (4.0%) shares. The holdings of Class B Stock recorded for Mr. Gillespie include 612,990 (6.5%) shares issuable upon conversion of shares of Class A Stock deemed to be beneficially owned by Mr. Gillespie, as trustee of various trusts.

(f) According to information as of February 1, 2002, and available to the Company, Mr. Mosley, as trustee of various trusts, has voting and investment power with respect to shares of Class A Stock as follows: shared voting power, 608,824 (35.4%) shares, and shared investment power, 608,824 (35.4%) shares. The holdings of Class B Stock recorded for Mr. Mosley including 608,824 (6.4%) shares issuable upon conversion of shares of Class A Stock deemed to be beneficially owned by Mr. Mosley, as trustee of various trusts.

(g) According to information as of February 1, 2002, and available to the Company, Berkshire Hathaway, Inc. ("Berkshire") is the beneficial owner of 1,727,765 (18.2%) shares of Class B Stock. The ownership of these shares is through several subsidiaries of Berkshire. Mr. Warren E. Buffett is Chairman of the Board of Berkshire. Mr. Buffett, his wife and certain trusts of which Mr. Buffett is a trustee, but in which he has no economic interest, own approximately 33.4% of the aggregate economic interest of Berkshire Class A and Class B common stock and Mr. Buffett may be deemed to be in control of Berkshire under Federal securities laws. With respect to shares of Class B Stock owned by subsidiaries of Berkshire, Mr. Buffett, Berkshire and such subsidiaries may be considered to share investment power. Pursuant to an agreement dated as of February 25, 1977 and amended and extended on September 13, 1985, and on May 15, 1996 (which has a termination date (which may be extended) of February 24, 2007), Mr. Buffett, Berkshire and such subsidiaries have granted Mr. Donald Graham a proxy to vote such shares in his discretion.

(h) According to information as of February 1, 2002, and available to the Company, Morgan Guaranty Trust Company of New York ("Morgan"), was deemed to be the beneficial owner of 629,752 (6.6%) shares of Class B Stock. Shares held in such name are believed to be held for the accounts of a number of beneficial owners. This number includes shares of Class B Stock as to which Morgan has or shares voting and investment power as follows: sole voting power, 75,244(LESS THAN1%) shares, sole investment power, 76,994 (LESS THAN1%) shares, shared voting power, 199,199 (2.1%) shares, and shared investment power, 551,321 (5.8%) shares.

(i) According to information as of February 1, 2002, and available to the Company, Mr. Donald Graham, Mrs. Weymouth, and Mr. Gillespie share voting and investment power over 420,039 (24.4%) shares of Class A Stock;
    Mr. Gillespie and Mr. William Graham share voting and investment power over 25,200 (1.5%) shares of Class A Stock; Mr. Gillespie, Mr. William Graham and Mr. Donald Graham share voting and investment power over 52,433 (3.0%) shares of Class A Stock; Mr. Gillespie, Mr. Stephen Graham and Mr. Donald Graham share voting and investment power over 36,039 (2.1%) shares of Class A Stock; Mr. Donald Graham and Mr. Gillespie share voting and investment power over 79,279 (4.6%) shares of Class A Stock; Mr. Donald Graham and Mr. Daniel L. Mosley share voting and investment power over 487,830 (28.3%) shares of Class A Stock; Mr. Donald Graham, Mr. Mosley and Mr. William Graham share voting and investment power over 60,497 (3.5%) shares of Class A Stock; Mr. Donald Graham, Mr. Mosley and Mr. Stephen Graham share voting and investment power over 60,497 (3.5%) shares of Class A Stock; Mr. Donald Graham and Mr. Gillespie share voting and investment power of 32,600 (LESS THAN1%) shares of Class B Stock;
    Mr. Donald Graham shares voting and investment power over 76,339 (LESS THAN1%) shares of Class B Stock held by the Philip L. Graham Trust.

(j) According to information as of February 1, 2002, and available to the Company, Franklin Mutual Advisers, LLC ("Franklin"), was deemed to be the beneficial owner of 579,594 (6.1%) shares of Class B Stock. Shares held in such name are believed to be held for the accounts of a number of beneficial owners. Franklin has sole voting and investment power over 579,594 (6.1%) shares of Class B Stock.

    The table below, which is based upon information furnished to the Company by its Directors and officers, shows as of February 1, 2002, for each person nominated for election as a Director, and for all Directors and executive officers of the Company as a group, the number of shares of each class of Common Stock "beneficially owned" (as defined in the Securities and Exchange Commission's proxy rules) and, in the case of each nominee for election as a Director, the nature of such "beneficial ownership". For the reasons set forth in the first paragraph of this section of the Proxy Statement, there is very substantial duplication in the numbers of shares and percentages shown in the following table.

                     HOLDINGS OF DIRECTORS AND OFFICERS***

                                                                  SHARES (%)
                                                  ------------------------------------------
                                                       CLASS A              CLASS B(A)
                                                  ------------------  ----------------------
Warren E. Buffett****...........................         --           1,727,765   (18.2%)
Daniel B. Burke.................................         --                 500*
Barry Diller....................................         --                1000*
John L. Dotson Jr...............................         --                 100*
George J. Gillespie, III**......................    612,990  (35.6%)    987,829   (10.4%)
Ralph E. Gomory.................................         --               1,400*
Donald E. Graham**..............................  1,499,518  (87.1%)  3,575,219   (37.7%)
Richard D. Simmons..............................         --               7,428*
George W. Wilson(b).............................         --                 300*
All Directors and executive officers as a group,
  eliminating duplications......................  1,524,718  (88.5%)  3,951,225   (41.6%)(c)

------------------------------

*    Less than one percent.

**   See Table of "Principal Holders of Stock" on page 8.

*** Unless otherwise indicated, the Directors and officers listed below have sole voting and investment power with respect to such securities.

**** With respect to voting securities which may be beneficially owned by Mr. Buffett, see footnote (g) on page 10.

(a) Includes 1,722,250 shares of Class B Stock issuable upon conversion of shares of Class A Stock beneficially owned.

(b) Includes 100 shares of Class B Stock owned by Mr. Wilson's wife in which he disclaims beneficial ownership.

(c) This number includes 1,524,718 shares of Class B Stock issuable upon conversion of shares of Class A Stock "beneficially owned" by Directors and officers and 14,875 shares of Class B Stock which Directors and officers (including Mrs. Keil) have the right to purchase on or before April 1, 2002 pursuant to stock options; it does not include 121,634 shares of Class B Stock held as of February 1, 2002 by the trustee of various savings plans maintained by the Company and its business units over which the trustee has voting and investment powers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Class B Common Stock.

    To the Company's knowledge, based solely on a review of such reports and on information furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 30, 2001, all applicable Section 16(a) filing requirements were complied with, except with respect to an inadvertent late filing by Donald Graham with respect to an exchange of shares Class B Common Stock with the estate of Katharine Graham for a like number of shares of Class A Common Stock in connection with such estate's meeting its tax obligations.

EXECUTIVE COMPENSATION

    The following table shows the compensation paid by the Company during 1999, 2000 and 2001 to each of the chief executive officer and the five most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM COMPENSATION
                                                                         ------------------------------------------
                                          ANNUAL COMPENSATION
                                  ------------------------------------             AWARDS
                                                            OTHER        --------------------------      PAYOUTS
                                                            ANNUAL       RESTRICTED     SECURITIES    -------------   ALL OTHER
                                                            COMPENSA-      STOCK        UNDERLYING       LTIP         COMPENSA-
PRINCIPAL POSITION      YEAR      SALARY($)   BONUS($)(1)   TION($)      AWARDS($)(2)   OPTIONS(#)    PAYOUTS($)(1)   TION($)(3)
---------------------  --------   ---------   -----------   ----------   ------------   -----------   -------------   -------------
Donald E. Graham.....    2001     $399,996           --         --               --            --       $ 400,000        $ 8,840
  Chief Executive        2000      399,996           --         --         $174,618            --              --          8,840
  Officer                1999      399,996           --         --               --            --         851,466          8,320

John B. Morse, Jr....    2001      384,996           --         --               --         2,000         303,600         23,116
  Vice President and     2000      350,004     $168,683         --          101,861         1,000              --         19,856
  Chief Financial        1999      324,996      220,253                          --                       288,344         19,456
  Officer

Gerald Rosberg.......    2001      311,250           --         --               --         2,000         100,000         16,185
  Vice President         2000      280,833      128,520         --           72,758         2,000              --         14,603
                         1999      200,667      116,616         --               --                            --          7,701

Beverly R. Keil*.....    2001      333,996           --         --               --            --         220,800         17,368
  Vice President         2000      318,000      136,232         --           87,309            --              --         16,809
                         1999      300,000      150,000         --               --            --         164,388         15,600

Diana M. Daniels.....    2001      298,746           --         --               --            --         193,200         15,742
  Vice President         2000      282,252      125,307         --           72,758         1,000              --         14,677
                         1999      266,004      160,238         --               --                       164,388         18,832

Ann McDaniel*........    2001      248,750           --         --               --         1,000              --         12,975
  Vice President

------------------------------
* Mrs. Keil ceased being an executive officer effective as of September 13, 2001, and terminated her employment with the Company on December 31, 2001. Ms. McDaniel became an executive officer of the Company effective as of September 13, 2001

(1) Awards may be in the form of cash or deferred cash.

(2) The numbers in this column represent the dollar value of the restricted stock awarded to the named executive in the relevant fiscal year, regardless of the effective date of the award, which may in some cases be the next fiscal year. In December 2000, the Compensation Committee of the Board of Directors approved grants of restricted stock for the 2001-2004 Award Cycle, effective January 2, 2001, to various key employees of the Company, including the chief executive officer and the other named executives as follows: Mr. Graham--300 shares; Mr. Morse--175 shares; Mr. Rosberg--125 shares; Ms. Keil--150 shares; Ms. Daniels--125 shares and Ms. McDaniel--125 shares. As of the end of fiscal 2001, the

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

    chief executive officer and the other named executives had the following aggregate restricted stock holdings: Mr. Graham--600 shares, $320,550;
    Mr. Morse--350 shares, $186,988; Mr. Rosberg--250 shares, $133,563;
    Ms. Keil--300 shares, $160,275; Ms. Daniels--250 shares, $133,563 and
    Ms. McDaniel--225 shares, $120,206. Dividends are paid on restricted stock and are the same as dividends on non-restricted stock.

(3) Contributions to 401(k) savings plans and the Supplemental Executive Retirement Plan ("SERP") constitute "all other compensation" for 2001 as follows: Mr. Graham--$8,840 in Company contributions to 401(k) plan;
    Mr. Morse--$8,840 in Company contributions to 401(k) plan and $11,180 in Company credits to SERP account; Mr. Rosberg--$8,840 in Company contributions to 401(k) plan and $7,345 in company credits to SERP account; Ms. Keil--$8,840 in Company contributions to 401(k) plan and $8,528 in Company credits to SERP account; Ms. Daniels--$8,840 in Company contributions to 401(k) and $6,695 in Company credits to SERP account; and Ms. McDaniel--$8,840 in Company contributions to 401(k) plan and $3,640 in Company credits to SERP account. In addition, Mr. Morse had $3,096 of life insurance imputed income, Ms. Daniels had $207 of life insurance imputed income and Ms. McDaniel had $495 of life insurance imputed income, which, in each case, is included under "all other compensation."

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                         POTENTIAL
                                                                                                        REALIZABLE
                                       INDIVIDUAL GRANTS                                             VALUE AT ASSUMED
                               ---------------------------------                                      ANNUAL RATES OF
                               NUMBER OF        PERCENT OF                                              STOCK PRICE
                               SECURITIES       TOTAL OPTIONS                                          APPRECIATION
                               UNDERLYING       GRANTED TO         EXERCISE OF                        FOR OPTION TERM
                                 OPTION         EMPLOYEES          BASE PRICE       EXPIRATION      -------------------
NAME                           GRANTED (#)      IN FISCAL YEAR       ($/SH)            DATE          5%($)      10%($)
-----------------------------  --------------   ----------------   --------------   -------------   --------   --------
Donald E. Graham.............          --               --                 --               --            --         --
John B. Morse, Jr............          --               --                 --               --            --         --
Gerald Rosberg...............          --               --                 --               --            --         --
Beverly R. Keil..............          --               --                 --               --            --         --
Diana M. Daniels.............          --               --                 --               --            --         --
Ann McDaniel.................       1,000              4.5%           $517.21         12/10/11      $325,270   $824,300

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                                               VALUE OF
                                                                         NUMBER OF            UNEXERCISED
                                                                        UNEXERCISED          IN-THE-MONEY
                                                                         OPTIONS AT           OPTIONS AT
                                                                      FISCAL YEAR-END       FISCAL YEAR-END
                                      SHARES                                (#)                   ($)
                                    ACQUIRED ON        VALUE            EXERCISABLE/         EXERCISABLE/
NAME                                EXERCISE (#)     REALIZED($)       UNEXERCISABLE         UNEXERCISABLE
----------------------------------      ------         --------         -----------       -------------------
Donald E. Graham..................          --               --            --                     --
John B. Morse, Jr.................          --               --         4,250/2,250         $666,625/$4,250
Gerald Rosberg....................          --               --         3,250/2,750         $203,062/$4,250
Beverly R. Keil...................          --               --         3,000/0             $314,812/$0
Diana M. Daniels..................          --               --         3,500/500           $809,437/$0
Ann McDaniel......................          --               --         1,250/1,750          $12,750/$4,250

                                RETIREMENT PLANS

    BASIC PLAN. Most employees of the Company, including the individuals identified in the table on page 13, are eligible to participate (subject to minimum service requirements) in the Company's defined benefit retirement plan. Benefits under this basic plan are determined on the basis of base salary only, exclusive of all bonuses, deferred compensation and other forms of remuneration. The Company and each of its business units also maintain 401(k) savings plans in which most employees are eligible to participate (subject to minimum service requirements).

    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. All amounts over $160,000 (effective January 1, 2002) that would otherwise be payable under a basic defined benefit retirement plan are currently subject to reduction because of the annual pension limitation imposed by the Internal Revenue Code of 1986, as amended, although the extent of such reductions may vary in individual cases depending on circumstances existing at the time retirement payments commence. In addition, defined benefit pension benefits and defined contribution plan benefits payable by tax-qualified plans may not be based on annual compensation exceeding maximum amounts imposed by the Internal Revenue Code of 1986, as amended ($200,000 per year effective January 1, 2002).

    To offset these limitations on retirement benefits, the Company adopted effective January 1, 1989, an unfunded Supplemental Executive Retirement Plan (the "SERP"), which is patterned after similar plans adopted by many other companies. Under the Company's SERP there will be calculated for certain participating executives (including the executive officers included in the table on page 13) a "supplemented normal retirement benefit", which will be determined under the rules of the qualified defined benefit retirement plan, but without reference to either of the above-mentioned limitations and will also include in earnings not only base salary (as in the past) but also bonuses under the Incentive Compensation Plan. The SERP also provides a supplemental defined contribution plan benefit, which is equal to the applicable company matching contribution percentage times the participating executive's base salary that is in excess of the annual covered compensation limit with respect to qualified plan benefits. The executive is required to make contributions to the SERP in order to receive the applicable matching company credit each year. Starting in 1994, a number of other management employees (not including the executive officers included in the table on page 13) became participants under the Company's SERP with respect to the supplemental normal retirement benefit only. For these participants, the supplemented normal retirement benefits will be determined without reference to either of the above-mentioned limitations, but will include in earnings only base salary and not bonuses. In each case in which a retiring executive's supplemented normal retirement benefit exceeds the benefit payable by the retirement plan or plans in which the executive has participated, the Company will pay such excess amount to him or her as a supplemental retirement benefit. Participation in the SERP is determined by the Compensation Committee of the Board of Directors, which has designated as participants a number of senior executives including all those named in the table on page 13 (except that Mr. Graham, who has elected not to participate in savings plan features of the SERP, will be covered only by the retirement plan features of the SERP described above).

    As of December 31, 2001, Mr. Graham had 28 years of service under the Company plan, Mr. Morse had 13 years of service under the Company plan, Mr. Rosberg had 6 years of service under the Company plan, Mrs. Keil had 23 years of service under the Company plan, Ms. Daniels had 24 years of service under the Company plan and Ms. McDaniel had 18 years of service under the Company plan.

    The following table shows the estimated maximum annual benefits payable upon retirement at age 65 to persons in specified remuneration and years-of-service classifications who participate in both the basic retirement plans and the SERP (which includes all the individuals identified in the table on page 13):

                              PENSION PLAN TABLES

       COVERED                         ESTIMATED MAXIMUM ANNUAL PENSION
    COMPENSATION                      (COMPUTED AS STRAIGHT LIFE ANNUITY)
---------------------            FOR REPRESENTATIVE YEARS OF CREDITED SERVICE
       COMPANY          ---------------------------------------------------------------
     PLAN(a)(b)            10         15         20         25         30         35
---------------------   --------   --------   --------   --------   --------   --------
      $300,000          $ 54,000   $ 81,000   $108,000   $135,000   $162,000   $162,000
       400,000            71,500    107,250    143,000    178,750    214,500    214,500
       450,000            80,250    120,375    160,500    200,625    240,750    240,750
       500,000            89,000    133,500    178,000    222,500    267,000    267,000
       550,000            97,750    146,625    195,500    244,375    293,250    293,250
       600,000           106,500    159,750    213,000    266,250    319,500    319,500
       650,000           115,250    172,875    230,500    288,125    345,750    345,750
       700,000           124,000    186,000    248,000    310,000    372,000    372,000
       750,000           132,750    199,125    265,500    331,875    398,250    398,250
       800,000           141,500    212,250    283,000    353,750    424,500    424,500
       850,000           150,250    225,375    300,500    375,625    450,750    450,750

------------------------------

(a) Before deducting the effect on benefits of an offset applicable to certain benefits paid under the Company Plan and based on average social security covered compensation over the employee's career. For an individual retiring at age 65 during 2001 the deduction would be as follows for the indicated number of years of credited service: 10 years, $2,958; 15 years, $4,437;
    20 years, $5,917; 25 years, $7,396; 30 and 35 years, $8,875.

(b) Plan provides increased benefits for years of service after 1991. The benefits shown in the table are those provided for service after that year.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERALL POLICY

    The Company's executive compensation program is based on the premise that compensation should be competitive and linked to corporate performance. To that end, the Company has developed an overall compensation strategy and compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified short-term and long-term performance goals and to long-term appreciation in the Company's stock price. The strategy also supports an environment that rewards Company and business unit achievement as compared to that of industry performance levels over a number of years, where such comparisons are appropriate. The overall objectives of this strategy are to attract and retain key executive talent critical to the long-term success of the Company, to motivate these executives to achieve goals inherent in the Company's business strategy, to link executive and shareholder interests through equity-based plans and finally to provide a compensation package that recognizes individual contributions as well as overall business results.

    Each year the Compensation Committee conducts a full review of the Company's executive compensation program. This review includes a comprehensive report from the Company's Vice President responsible for human resources assessing the effectiveness of the Company's compensation program and comparing the Company's executive compensation, corporate performance and total return to shareholders to a group of corporations that represent companies with business portfolios similar to that of the Company. The Compensation Committee reviews the selection of peer companies used for compensation purposes. Certain information about compensation levels in other media companies included in this report is collected by independent consultants. The Compensation Committee uses the median executive compensation range of such peer companies as a guideline in setting the compensation of the Company's executives. The peer companies used for compensation purposes are constructed on a division by division basis and, thus, are not necessarily identical to the Standard & Poor's Publishing indices in the Performance Graph included in this proxy statement. For example, in determining the companies by which to measure the Company's broadcasting division, the comparison is made with purely broadcasting companies or broadcasting divisions within multimedia companies; in contrast the companies included in the indices selected for comparison purposes in the Performance Graph consist of companies with multimedia holdings. The annual compensation reviews permit an ongoing evaluation of the link between the Company's and its business units' performance and its executive compensation in the context of the compensation programs of other companies and of the Company's total return to shareholders.

    The Compensation Committee determines the compensation of approximately the 70 most highly compensated corporate and divisional executives, including the chief executive officer and the other individuals whose compensation is detailed in this proxy statement (the "named executives").

In reviewing the individual performance of the named executives, the Compensation Committee takes into account the views of Mr. Graham.

    The key elements of the Company's executive compensation consist of base salary, annual bonus, performance units, restricted stock and stock options. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Graham, the Company's chief executive officer, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to an individual, including special incentive compensation plans, pension and savings plan benefits, supplemental retirement benefits and other benefits as well.

BASE SALARIES

    Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including, where available, a comparison to base salaries for comparable positions at other media companies.

    Salary adjustments are generally implemented on a twelve-month or longer cycle and upon promotion. Such adjustments are determined by evaluating the performance of the Company and the individual executive officer, and may also take into account new responsibilities. In the case of executive officers with responsibility for a particular business unit, such unit's financial results are also considered, including, depending on the business unit, revenue, operating income and cash flow. The Compensation Committee, where appropriate, also considers other measures. These may include, among other factors, increases in market share, reduction or cost containment in operating expenses, journalistic achievements, improvements in product quality and improvements in relations with customers, suppliers and employees, and comparisons to base salaries for comparable positions at other media companies. In order to preserve flexibility in setting compensation, the Compensation Committee has not established specific elements of Company or business unit performance which must be evaluated or assigned relative weights to such elements. Different factors are considered in evaluating each executive officer's base salary depending on such officer's position and business unit.

    With respect to the base salary paid to Mr. Graham in 2001, the Compensation Committee took into account a comparison of base salaries of chief executive officers of peer companies, the Company's results in 2000 and the performance of the Company. The Compensation Committee also took into account Mr. Graham's service to the Company and his performance since 1979 when he became publisher of The Washington Post. The Compensation Committee noted that Mr. Graham's base salary is significantly below the median of base salaries paid to chief executive officers of peer companies; and furthermore that the performance of the Company in 2000 exceeded budgeted financial goals. However, due to Mr. Graham's continued request, for personal reasons, to forego a base salary increase, Mr. Graham's base salary in 2001 remained at $400,000, the level established in 1991 upon his promotion to President and chief executive officer. The Compensation Committee does not give significance to the below market salary of Mr. Graham when reviewing and establishing base salary levels for other executives.

INCENTIVE COMPENSATION PLAN

    The Company has an incentive compensation plan made up of two components--annual and long-term--under which awards are made primarily to key management and professional employees, including the Company's executive officers, who have made or are in a position to make significant contributions to the profitability of the Company and enhance shareholder value. The plan is administered by the Compensation Committee.

ANNUAL COMPONENT

    The annual component of the Incentive Compensation Plan provides for annual incentive compensation awards based on the Company's and its business units' short-term, i.e., annual, financial performance. At the end of 2000, the Compensation Committee approved a range of incentive payouts for 2001 keyed to performance against specified goals related to budgeted operating income, cash flow or earnings per share, which vary by business unit. Mr. Graham waived participation in the annual component of the Incentive Compensation Plan with respect to 2001. In 2001 the Company failed to meet its budgeted earnings per share goal. No annual incentive compensation awards were paid to the other executives whose compensation is detailed in the Summary Compensation Table shown on page 13.

LONG-TERM COMPONENT

    To balance the annual component of the Incentive Compensation Plan, which is intended to reward short-term financial performance, the long-term component provides incentives for improved financial performance over periods of Award Cycles (which beginning in 1983 have consisted, and are expected to continue to consist, of four-year periods starting at two-year intervals).

  PERFORMANCE UNITS.

    In December 2000, executive officers of the Company, including the chief executive officer and the named executives, were granted Performance Units for the 2001-2004 Award Cycle. Pursuant to these grants, the chief executive officer and the named executives received the following: Donald E. Graham, 7,500 Performance Units; John B. Morse, Jr., 2,800 Performance Units; Gerald Rosberg, 2,000 Performance Units; Beverly R. Keil, 2,000 Performance Units; Diana M. Daniels, 1,600

Performance Units; and Ann McDaniel, 1,500 Performance Units. As in the past, each Performance Unit has a nominal value of $100. The number of Units awarded is determined with reference to an individual's scope of responsibilities and level of Plan participation. The payout opportunities for the 2001-2004 Award Cycle for Performance Units granted to these individuals will be based on the achievement of financial and operating goals of certain of the major operating divisions.

    In December 1998, the Compensation Committee of the Board of Directors approved grants of Performance Units for the 1999-2002 Award Cycle to various key employees of the Company, including the chief executive officer and certain of the named executives. Pursuant to these grants, the chief executive officer and the named executives received the following: Donald E. Graham, 7,500 Performance Units; John B. Morse, Jr., 2,600 Performance Units; Beverly R. Keil, 1,900 Performance Units; and Diana M. Daniels, 1,500 Performance Units. In January 1999, Gerald Rosberg was granted 1,650 Performance Units and in
December 2000, the Compensation Committee approved a grant of 750 Performance Units to Ms. McDaniel for the 1999-2002 Award Cycle. Each Performance Unit has a nominal value of $100. The number of Units awarded was determined with reference to an individual's scope of responsibilities and level of Plan participation. The payout opportunities for Mr. Graham, and the other named executives will be based on the following criteria: the simple average of the earned payouts for the major operating divisions of the Company determined by their achievement of financial and operating goals (60% weighting), a determination of the increase in the value created at another significant operating division (15% weighting), the Company's total shareholder return during the Award Cycle compared to total shareholder returns of peer companies (20% weighting) and management's efforts toward long-term growth of the Company (5% weighting).

    In December 1996, senior management, including the chief executive officer and four of the named executives, were granted Performance Units for the 1997-2000 Award Cycle. The payout opportunity of Mr. Graham and the other named executives was based on the simple average of the payout values based on the achievement of financial targets by each of the Company's four major operating divisions (66.7% weighting) and the Company's total shareholder return during the Award Cycle compared to total shareholder returns of peer companies (33.3% weighting). The final Unit valuation for the 1997-2000 Award Cycle was determined by the Compensation Committee in May 2001. For the 1997-2000 Award Cycle, Mr. Graham received $400,000 in payout of his 7,000 Performance Units.

  RESTRICTED STOCK.

    In December 2000, the named executives and other key employees were granted new Restricted Stock for the 2001-2004 Award Cycle, based on plan levels similar to those used for determining the number of shares of Restricted Stock in prior years, including 300 shares of Restricted Stock awarded to Mr. Graham. The number of shares of Restricted Stock awarded is determined by an individual's scope of responsibilities and relative level of Plan participation. Awards to the named executives are referenced in the footnote to the column headed "Restricted Stock Awards" in the Summary Compensation Table shown on page 13.

    In December 1998, the named executives and other key employees were granted Restricted Stock for the 1999-2002 Award Cycle, based on plan levels similar to those used for determining the number of shares of Restricted Stock in prior years, including 300 shares of Restricted Stock awarded to Mr. Graham. The footnote to the column headed "Restricted Stock Awards" in the Summary Compensation Table shown on page 13 includes the shares of Restricted Stock awarded for the 1999-2002 Award Cycle.

    On January 3, 2001, the restrictions terminated on shares of Restricted Stock awarded to Mr. Graham and the other named executives for the 1997-2000 Award Cycle. Mr. Graham received unrestricted title to 450 shares having a fair market value of $274,163 on January 3, 2001.

  SPECIAL INCENTIVES.

    From time to time the Compensation Committee adopts special targeted incentive plans for key executives. These plans provide a one-time special incentive opportunity based on the achievement of special quantifiable operating objectives. No special incentive plans are currently in place for any of the named executives.

STOCK OPTION PLAN

    Under the Company's Stock Option Plan, which was approved by shareholders, shares of Class B Stock are issuable upon the exercise of stock options that have been or may be granted to key employees of the Company and its subsidiaries, including the executives whose compensation is detailed in this proxy statement.

    The Compensation Committee believes that significant equity interests in the Company held by key employees responsible for the Company's future growth and continued success align the interests of shareholders and management, since the full benefit of the compensation package cannot be realized unless stock appreciation occurs over a number of years. In the opinion of management, which is concurred in by the Compensation Committee, there are at present 57 key employees who fall within that category and have been awarded stock options. Although there is no target stock ownership level for key employees, in determining the number of shares to be granted under options, the Compensation Committee takes into account the amount and value of options currently held, as well as makes a judgment about the level of contribution already made by and the potential of such key employees to continue to make contributions to the Company. The Compensation Committee does not assign relative weights to such factors.

    Given Mr. Graham's significant ownership in the Company (see description of holdings under "Stock Holdings of Certain Beneficial Owners and Management"), the Compensation Committee has not granted any stock options to Mr. Graham.

    In 2001, one non-qualified stock option was granted to Ann McDaniel at the fair market value price on the date of grant. No other stock option awards were granted to the executives whose compensation is detailed in this proxy statement during 2001.

OTHER COMPENSATION PLANS

    At various times in the past the Company has adopted certain broad-based employee benefit plans in which the chief executive officer and the other named executives are eligible to participate on the same terms as non-executive employees who meet applicable eligibility criteria, subject to applicable legal limitations on the amount of benefits that may be payable pursuant to those plans. Benefits under the savings and retirement plans are not tied to Company performance.

    For the chief executive officer and certain other senior executives and managerial employees, including the named executives, the Company's Supplemental Executive Retirement Plan ("SERP") provides tax-deferred accruals of amounts proportionate to the benefits available to non-highly compensated participants in the Company's savings and retirement plans, but which exceed benefits permitted under the Company's plans due to tax law limitations. In 2001 no amount was accrued for the benefit of Mr. Graham with respect to an employer credit under the Company's SERP inasmuch as Mr. Graham waived his right for 2001 to maintain a separate unfunded savings plan account under the SERP. The amount accrued to the named executives are shown in the footnote to the column headed "All other compensation" in the Summary Compensation Table shown on page 13. The estimated annual pension amounts set forth in the table on page 16 show the maximum benefits payable to Mr. Graham and the named executives to the extent they participate in the basic retirement plan and the supplemental executive retirement plan. The benefits payable to Mr. Graham and the named executives under the SERP are determined with reference to compensation including annual bonuses under the Incentive Compensation Plan.

    The Company has in place a voluntary deferred compensation plan for senior executives. The plan provides an opportunity for participants to elect to defer the receipt of all or a portion of cash awards under the annual and/or long-term components of the Incentive Compensation Plan. Elections to defer must be filed in advance of earning such awards. Deferred amounts will earn investment credits in accordance with participant elections from a choice of investment indexes.

Deferred amounts will be payable at retirement or such other future date as specified by the participant at the time of election.

CONCLUSION

    Through the programs described above, a significant portion of the Company's executive compensation is linked directly to business unit and corporate performance and stock price appreciation. The Compensation Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders and deems it desirable that compensation paid under the Incentive Compensation Plan and the Stock Option Plan meet the requirements of Section 162(m) of the Internal Revenue Code concerning deductibility of executive compensation. However, the Committee reserves the right to put in place compensation programs that do not meet the requirements of Section 162(m) so as to result in compensation payments that are not deductible by the Company, if such programs are otherwise in the best interests of the Company.

                                        George W. Wilson, Chairman
                                        Daniel B. Burke
                                        John L. Dotson Jr.
                                        Donald R. Keough

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Daniel B. Burke, Donald R. Keough, George W. Wilson and, starting in
July 2001, John L. Dotson Jr. served as members of the Compensation Committee in 2001.

                             AUDIT COMMITTEE REPORT

    One of the standing committees of the Board of Directors of the Company is the Audit Committee. Currently there are three non-employee members of the Board on the Audit Committee--Ralph E. Gomory, Richard D. Simmons and Daniel B. Burke, who serves as chairman of the Audit Committee. William J. Ruane served on the Audit Committee through May 9, 2001, and was replaced by Mr. Simmons. The Audit Committee operates under a mandate from the Board of Directors, which has determined that each Committee member is "independent" under the listing standards of the New York Stock Exchange.

    Management has the primary responsibility for the preparation of the Company's financial statements in accordance with generally accepted accounting principles and for the financial reporting process, including its system of internal control. The Company's independent auditors, PricewaterhouseCoopers LLP, are responsible for auditing those financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. In this context, the Audit Committee's responsibility is to monitor and review these processes, as well as the independence and performance of the Company's auditors. The Audit Committee does not conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied in undertaking its monitoring and review responsibilities, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting procedures in the United States of America and on the representations of PricewaterhouseCoopers LLP included in their report on the Company's financial statements.

    The Audit Committee has reviewed and discussed the audited fiscal year 2001 financial statements with the Company's management. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Accounting Standards No. 61 (Communication with Audit Committees), as modified or supplemented. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with the independent auditors their independence from the Company and its management. The Audit Committee has also considered whether PricewaterhouseCoopers LLP's provision of non-audit services to the Company is compatible with the independence of such firm.

AUDIT FEES

    For 2001, the fees paid for the annual audit and for the review of financial statements included in the Company's Form 10-Qs, including reimbursable expenses, were $880,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    For 2001, there were no fees paid to PricewaterhouseCoopers LLP for financial information systems design or implementation.

ALL OTHER FEES

    For 2001, fees billed (including reimbursable expenses) for all other non-audit services, including tax-related services, employee benefit services and other expert services, rendered by PricewaterhouseCoopers LLP were $625,732.

    Based on such review and discussion and in reliance thereon, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 30, 2001, for filing with the Securities and Exchange Commission.

                                        Daniel B. Burke, Chairman
                                        Ralph E. Gomory
                                        Richard D. Simmons

                               PERFORMANCE GRAPH

    The following graph is a comparison of the yearly percentage change in the Company's cumulative total shareholder return with the cumulative total return of the Standard & Poor's 500 Stock Index and a new index, the Standard & Poor's Publishing Index. The graph also includes a comparison with the cumulative total return of the Standard & Poor's Publishing/Newspapers Index which had been used in prior years and will not be used in the future due to the introduction by Standard & Poor's of the Publishing Index, which includes all the companies in the Publishing/ Newspaper Index as well as Meredith Corporation and The McGraw-Hill Companies. The Standard & Poor's 500 Stock Index is comprised of 500 U.S. companies in the industrial, transportation, utilities and financial industries, weighted by market capitalization. The Standard & Poor's Publishing/Newspapers Index is comprised of Dow Jones & Company, Inc., Gannett Co., Inc., Knight-Ridder, Inc., The New York Times Company, The Times Mirror Company (through the date of its acquisition by Tribune Company in May 2000) and Tribune Company, weighted by market capitalization.

    The graph reflects the investment of $100 on December 31, 1996, in the Company's Class B Common Stock, the Standard & Poor's 500 Stock Index, the Standard & Poor's Publishing/Newspapers Index and the Standard & Poor's Publishing Index. For purposes of this graph, it has been assumed that dividends were reinvested on the date paid in the case of the Company and the group of peer issuers and on quarterly basis in the case of the Standard & Poor's 500 Index, the Standard & Poor's Publishing/Newspaper Index and the Standard & Poor's Publishing Index.

                          THE WASHINGTON POST COMPANY
                    CUMULATIVE TOTAL SHAREHOLDER RETURN FOR
                   FIVE-YEAR PERIOD ENDING DECEMBER 31, 2001

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

                              1996     1997     1998     1999     2000     2001
Washington Post              $100.00  $147.01  $176.33  $171.18  $191.98  $166.59
S&P 500                      $100.00  $133.36  $171.47  $207.56  $188.66  $166.24
S&P Publishing (Newspapers)  $100.00  $163.01  $168.72  $231.84  $199.11  $204.56
S&P Publishing               $100.00  $161.79  $176.47  $238.01  $199.40  $206.42

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Effective September 2001, the Company renewed for one year a contract with Mrs. Elizabeth Weymouth, the daughter of the late Mrs. Katharine Graham and the sister of Mr. Donald Graham, under which she contributes articles to The Washington Post newspaper and is to be compensated at the rate of $25,000 annually. During 2001, under an earlier contract, Mrs. Weymouth received total compensation of $74,167 for articles contributed to The Washington Post newspaper. In addition in 1999, Newsweek, Inc., a wholly-owned subsidiary of the Company, entered into a two-year agreement with Mrs. Weymouth, under which she contributed articles to Newsweek magazine. During the first nine months of 2001, Mrs. Weymouth received from Newsweek compensation under that agreement of $68,050 and reimbursement of certain expenses associated with providing those articles. Commencing on September 17, 2001, Mrs. Weymouth became employed full-time as a Senior Editor at Newsweek magazine with an annualized compensation of $170,000.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

    As of the date of this Proxy Statement the only matters that the Board of Directors expects to present to the meeting are those discussed herein. If any other matter or matters are properly brought before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote on those matters in accordance with their best judgment.

    Upon the recommendation of the Audit Committee, the Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent accountants to audit and report on its financial statements for the fiscal year 2001. The same firm has acted as the Company's independent accountants continuously since the Company was organized in 1946. As in previous years, a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make any statement he may desire with respect to the Company's financial statements for 2001 and his firm's relationship with the Company, and will be available to respond to appropriate questions from stockholders.

                                   NOTICE OF
                                 ANNUAL MEETING
                                      AND
                                PROXY STATEMENT
                                      2002

                          THE WASHINGTON POST COMPANY
                      -----------------------------------

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS                                                                                                        0583
    EXAMPLE.                                                                                                              --------


     THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS GIVEN, PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

-----------------------------------------------------------------------------------------------------------------------------------

                   FOR     WITHHELD                                                                      FOR    AGAINST   ABSTAIN
1. Election of     / /       / /       Nominees: 01 Daniel B. Burke,       2. To transact such other     / /      / /       / /
   Directors                                     02 John L. Dolson Jr.,       business as may properly
   (Check only                                   and                          come before said
   ONE box)                                      03 Ralph E. Gomory.          meeting or any
                                                                              adjournment thereof.
For all nominees (except as stockholder may indicate below)
                                                                                                     I will attend the meeting / /

-------------------------------

-----------------------------------------------------------------------------------------------------------------------------------



                                                                              Please sign exactly as name appears hereon, Joint
                                                                              owners should each sign. When signing as attorney,
                                                                              executor, administrator, trustee or guardian,
                                                                              please give full title as such. If the signer is a
                                                                              corporation, please sign full corporate name by
                                                                              duly authorized officer.


                                                                              ----------------------------------------------------

                                                                              ----------------------------------------------------
                                                                              SIGNATURE(S)                            DATE


                                                 FOLD AND DETACH HERE


----------------------------------------------------------------------------------------------------------------------------------
          VOTE BY TELEPHONE                        VOTE BY INTERNET                             VOTE BY MAIL
       Call TOLL-FREE using a                   Access the WEBSITE and                    Return your proxy in the
         Touch Tone phone                           cast your vote                          POSTAGE-PAID envelope
          1-877-PRX-VOTE                    HTTP://WWW.EPROXYVOTE.COM/WPO                         provided
          1-877-779-8683
----------------------------------------------------------------------------------------------------------------------------------


                 VOTE 24 HOURS A DAY, 7 DAYS A WEEK!

Your telephone or Internet vote must be received by 5:00 p.m. eastern daylight time on May 8, 2002, to be counted in the final tabulation.

VOTE BY TELEPHONE
Have your proxy card available when you call the Toll-Free number
1-800-PRX-VOTE using a Touch-Tone phone. You will be prompted to enter your control number printed on your proxy card and then you can follow the simple prompts that will be presented to you to record your vote. If you vote your shares by telephone, you do not need to return the proxy card.

VOTE BY INTERNET
Have your proxy card available when you access the website
HTTP://WWW.EPROXYVOTE.COM/WPO. You will be prompted to enter your control number printed on your proxy card and then you can follow the simple prompts that will be presented to your to record your vote. If you vote shares electronically, you do not need to return the proxy card.

VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: The Washington Post Company, c/o EquiServe Trust Co., N.A., P.O. Box 8289, Edison, NJ 08818-9126.

TO CHANGE YOUR VOTE
Any subsequent vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The last vote received before 5:00 p.m. eastern daylight time on May 8, 2002 will be the one counted. You may also revoke your proxy by voting in person at the annual meeting.

                          THE WASHINGTON POST COMPANY
                              CLASS B COMMON STOCK
P             PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- MAY 9, 2002
R                   SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
O
X
Y The undersigned hereby appoints Donald E. Graham, John B. Morse, Jr. and Diana M. Daniels, and each of them, his/her true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned, and to vote as indicated on the reverse of this Proxy all shares of Class B Common Stock which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of THE WASHINGTON POST COMPANY to be held on May 9, 2002, and at any adjournments thereof, on all matters coming before said meeting.






THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE              (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)


                         FOLD AND DETACH HERE

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS                                                                                                        0577
    EXAMPLE.                                                                                                              --------


     THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS GIVEN, PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

-----------------------------------------------------------------------------------------------------------------------------------

                   FOR     WITHHELD                                                                      FOR    AGAINST   ABSTAIN
1. Election of     / /       / /       Nominees: Warren E. Buffett,        2. To transact such other     / /      / /       / /
   Directors                           Barry Diller,                          business as may properly
   (Check only                         George J. Gillespie III,               come before said
   ONE box)                            Donald E. Graham,                      meeting or any
                                       Richard D. Simmons,                    adjournment thereof.
                                       and George W. Wilson.

For all nominees (except as stockholder may indicate below)

                                                                                                     I will attend the meeting / /
-------------------------------

-----------------------------------------------------------------------------------------------------------------------------------



                                                                              Please sign exactly as name appears hereon, Joint
                                                                              owners should each sign. When signing as attorney,
                                                                              executor, administrator, trustee or guardian,
                                                                              please give full title as such. If the signer is a
                                                                              corporation, please sign full corporate name by
                                                                              duly authorized officer.


                                                                              ----------------------------------------------------

                                                                              ----------------------------------------------------
                                                                              SIGNATURE(S)                            DATE


                           THE WASHINGTON POST COMPANY
                               CLASS A COMMON STOCK
P              PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- MAY 9, 2002
R                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
O
X
Y The undersigned hereby appoints Donald E. Graham, John B. Morse, Jr. and Diana M. Daniels, and each of them, his/her true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned, and to vote as indicated on the reverse of this Proxy all shares of Class A Common Stock which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of THE WASHINGTON POST COMPANY to be held on May 9, 2002, and at any adjournments thereof, on all matters coming before said meeting.





THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE              (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)